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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 30, 1996, except Note 11 to the consolidated financial statements and Note 3 to Schedule I, as to which the
date is         , 1996, with respect to the consolidated financial statements and schedules of Rental Service Corporation as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, in the Registration Statement (Form S-1 No. 333-05949) and related Prospectus of Rental Service Corporation for the registration of 5,750,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
    , 1996

  The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 11 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

July 31, 1996